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                                                                    EXHIBIT 23.4


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 10, 2000 on the combined statements of income and cash flows of the UP Fuels Division of Union Pacific Resources Group Inc. for the three-month period ended March 31, 1999 and the year ended December 31, 1998 included in Duke Energy Field Services, LLC's Form 10 filed on July 20, 2000, as amended August 2, 2000, and to all references to our Firm included in or made a part of this registration statement on Form S-3.


                                                         /s/ ARTHUR ANDERSEN LLP


Fort Worth, Texas
March 16, 2001